EXECUTIVE EMPLOYMENT AGREEMENT


     This     employment    agreement     (the
"Agreement") is made and entered into as of June 25th, 1999 by and between Gottschalks
Inc., a Delaware corporation (the "Company"), and James Famalette, (the "Employee").

                   Recitals

A.   Prior  to  the  date of  this  Agreement,
     Employee   has  held  the   position   of
     President and Chief Operating Officer of the Company.

B.   The   Company  desires  to   employ   the
     Employee  from  the  date  set  forth  in
     Article 2.2 (the "Effective Date") until expiration of the term of this Agreement, and Employee is willing to be employed by Company during that period, on the terms and subject to the conditions set forth in this Agreement.

     In consideration of the mutual covenants and promises of the parties, the Company and Employee covenant and agree as follows:

1.   Duties

     During   the   term  of  this  Agreement,
Employee  will be employed by the  Company  to
serve as President and Chief Executive Officer
of the Company.  The Employee will devote such
amount of business time to the conduct of  the
business  of the Company as may be  reasonably
required  to effectively discharge  Employee's
duties  under this Agreement and,  subject  to
the supervision and direction of the Company's
Board of Directors (the "Board"), will perform
those  duties  and  have  such  authority  and
powers as are customarily associated with  the
offices  of  a  President and Chief  Executive
Officer  of  a company engaged in  a  business
that  is  similar  to  the  business  of   the
Company, including (without limitation) (a) the authority to direct and manage the day-to-day operations and affairs of the Company, (b) the authority to hire and discharge employees of the Company, and (c) all other authority and powers exercised by the Employee prior to the Effective Date as President and Chief
Operating Officer of the Company.

2.   Term of Employment

     2.1  Definitions

           For  the purposes of this Agreement
the   following   terms  have  the   following
meanings:
          (a)   "Termination for Cause"  means
     termination  by  Company  of   Employee's
     employment  (i) by reason  of  Employee's
     willful  dishonesty towards, fraud  upon,
     or  deliberate injury or attempted injury
     to,  the  Company,  (ii)  by  reason   of
     Employee's   material  breach   of   this
     Agreement,  (iii) by reason of Employee's
     gross     negligence    or    intentional
     misconduct    with   respect    to    the
     performance  of Employee's  duties  under
     this   Agreement,  (iv)  by   reason   of
     Employee's breached or violation  of  any
     fiduciary  duty  owed to Company  or  (v)
     Employee  has been personally  dishonest,
     or  has willfully or negligently violated
     any  law, rule or regulation or has  been
     convicted  of  a  felony  or  misdemeanor
     (other than minor traffic violations  and
     similar offenses) provided, however, that
     no  such termination will be deemed to be
     a   Termination  for  Cause  unless   the
     Company   has   provided  Employee   with
     written  notice  of  what  it  reasonably
     believes   are   the  grounds   for   any
     Termination for Cause.

          (b)   "Termination  Other  than  For
     Cause"  means termination by the  Company
     of  Employee's employment by the  Company
     for   reasons  other  than  those   which
     constitute Termination for Cause.

          (c)   "Voluntary Termination"  means
     termination  by  the  Employee   of   the
     Employee's  employment with the  Company,
     excluding   termination  by   reason   of
     Employee's   death   or   disability   as
     described in Sections 2.5 and 2.6.

     2.2  Basic Term

          The  term  of employment of Employee
     by  the  Company  will  commence  on  the
     Effective Date of June 24, 1999 and  will
     extend through the period ending on  July
     2,   2002,   (the  "Termination   Date").
     Company and Employee may extend the  term
     of   this  Agreement  by  mutual  written
     agreement.

     2.3  Termination for Cause

          Termination   for   Cause   may   be
     effected  by  Company at any time  during
     the  term  of this Agreement and  may  be
     effected   by  written  notification   to
     Employee;  provided,  however,  that   no
     Termination  for Cause will be  effective
     unless  Employee has been  provided  with
     the    prior    written   notice.    Upon
     Termination for Cause, Employee is to  be
     immediately  paid  all  accrued   salary,
     incentive  compensation  to  the   extent
     earned,   vested  deferred   compensation
     (other   than  pension  plan  or   profit
     sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination, but Employee will not be paid any severance compensation.

     2.4  Termination Other Than for Cause

          Notwithstanding  anything  else   in
     this  Agreement,  Company  may  effect  a
     Termination Other Than for Cause  at  any
     time  upon  giving notice to Employee  of
     such  Termination Other Than  for  Cause.
     Upon  any  Termination  Other  Than   for
     Cause, Employee will immediately be  paid
     all   accrued   salary,   all   incentive
     compensation   to  the   extent   earned,
     severance  compensation  as  provided  in
     Section  4,  vested deferred compensation
     (other   than  pension  plan  or   profit
     sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination.

     2.5  Termination Due to Disability

          In  the event that, during the  term
     of  this  Agreement, Employee should,  in
     the  reasonable judgment  of  the  Board,
     fail  to perform Employee'' duties  under
     this  Agreement  because  of  illness  or
     physical     or     mental     incapacity
     ("Disability"),   and   such   Disability
     continues for a period of more than three
     (3) consecutive months, Company will have
     the   right   to   terminate   Employee's
     employment   under  this   Agreement   by
     written  notification  to  Employee   and
     payment to Employee of all accrued salary
     and  incentive compensation to the extent
     earned,    severance   compensation    as
     provided  in  Section 4, vested  deferred
     compensation (other than pension plan  or
     profit sharing plan benefits, which  will
     be paid in accordance with the applicable
     plan), and all accrued vacation pay,  all
     to   the   date   of  termination.    Any
     determination by the Board  with  respect
     to Employee's Disability must be based on
     a   determination  of  competent  medical
     authority or authorities, a copy of which
     determination  must be delivered  to  the
     Employee  at the time it is delivered  to
     the  Board.   In the event  the  Employee
     disagrees    with    the    determination
     described   in  the  previous   sentence,
     Employee will have the right to submit to
     the  Board a determination by a competent
     medical   authority  or  authorities   of
     Employee's  own choosing  to  the  effect
     that   the  aforesaid  determination   is
     incorrect and that Employee is capable of
     performing  Employee's duties under  this
     Agreement.   If,  upon  receipt  of  such
     determination,   the  Board   wishes   to
     continue   to  seek  to  terminate   this
     Agreement  under the provisions  of  this
     section,  the  parties  will  submit  the
     issue   of   Employee's   Disability   to
     arbitration   in  accordance   with   the
     provisions of this Agreement.

     2.6  Death

          In  the  event  of Employee's  death
     during   the   term  of  this  Agreement,
     Employee's employment is to be deemed  to
     have terminated as of the last day of the
     month   during  which  Employee's   death
     occurred,   and  Company  will   pay   to
     Employee's    estate   accrued    salary,
     incentive  compensation  to  the   extent
     earned,   vested  deferred   compensation
     (other   than  pension  plan  or   profit
     sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination.

     2.7  Voluntary Termination

          In   the   event  of   a   Voluntary
     Termination, Company will immediately pay
     to   Employee  all  accrued  salary,  all
     incentive  compensation  to  the   extent
     earned,   vested  deferred   compensation
     (other   than  pension  plan  or   profit
     sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination, but Employee will not be paid any severance compensation.

     2.8   Effect  of  Termination  on  Option
           Agreement

          Notwithstanding  anything   to   the
     contrary contained in this Agreement, any
     termination  of Employee's employment  by
     the  Company  will  have  no  effect   on
     Employee's  rights  under  that   certain
     Nonqualified   Stock   Option   Agreement
     granted  to  Employee  pursuant  to   the
     Company's Employee-Shareholder
     Performance  Stock  Option  Plan,   which
     agreement  was entered into  between  the
     Employee and the Company as of April  14,
     1997  and November 23, 1998 (the  "Option
     Agreement").   Those  Agreements  contain
     their own terms concerning termination.

3.   Salary, Benefits and Other Compensation

     3.1  Base Salary

          As  payment for the services  to  be
     rendered  by  Employee  as  provided   in
     Section  1  and subject to the terms  and
     conditions  of Section 2, Company  agrees
     to  pay  to  Employee  a  "Base  Salary"
     payable   bi-weekly.   The  Base   Salary
     payable  to  Employee under this  Section
     will  initially  be  $420,000.   Employee
     will   be  entitled  to  regular   salary
     reviews  and  raises during the  term  of
     this Agreement in the same general manner
     as   other   officers  of  the   Company;
     provided,  however, that so long  as  the
     Board first determines that Employee  has
     achieved     satisfactory    performance,
     Employee  will be entitled to  receive  a
     minimum   increase  in  Employee's   Base
     Salary  during the second  year  of  this
     Agreement  to  $460,000, and  subject  to
     that   same   determination,  a   minimum
     increase in Employee's Base Salary during
     the  third  year  of  this  Agreement  to
     $500,000.   Furthermore, the Company  and
     Employee acknowledge that, subject to the
     actual   financial  performance  of   the
     Company   during   the   term   of   this
     Agreement,  during  the  term   of   this
     Agreement it is the mutual intent of  the
     parties that the Base Salary may increase
     to  a level above those minimums provided
     for  above,  provided  such  increase  is
     commensurate    with   the    level    of
     compensation  received  by  other   chief
     executive  officers  of  other  similarly
     situated   companies   in   the    retail
     department store business, or the general retail business.

     3.2  Incentive Bonus Plans

          During  the  term of his  employment
     under  this Agreement, the Employee  will
     be  eligible to participate in all  bonus
     and  incentive plans established  by  the
     Board including, without limitation,  the
     Company's  1999  Management  Bonus   Plan
     (which will be first paid during the year
     2000).   Said  plan  as  it  relates   to
     Employee  shall  provide the  ability  to
     earn  an annual bonus of at least 30%  of
     Base   Salary  if  specific   goals   and
     objectives  adopted  by  the  Board   are
     achieved.

     3.3  Benefit Plans

          Except    as   modified   in    this
     Agreement,  during the term of Employee's
     employment  under  this  Agreement,   the
     Employee is to be eligible to participate
     in  all  employee benefit  plans  to  the
     extent   maintained   by   the   Company,
     including (without limitation) any  life,
     disability,  health, accident  and  other
     insurance  programs, paid vacations,  and
     similar  plans  or programs,  subject  in
     each  case  to  the generally  applicable
     terms  and  conditions  of  the  plan  or
     program   in   question   and   to    the
     determinations    of    any     committee
     administering such plan or  program.   On
     termination  of  the  Employee  for   any
     reason, the Employee will retain  all  of
     Employee's rights to benefits  that  have
     vested   under   such   plan,   but   the
     Employee's rights to participate in those
     plans   will   cease  on  the  Employee's
     termination unless the termination  is  a
     Termination  Other  Than  for  Cause,  in
     which    case   Employee's   rights    of
     participation will continue for a period of one (1) year following Employee's termination.

     3.4  Vacation

          During  the  term of this Agreement,
     Employee will be entitled to four weeks paid vacation time per year.

     3.5  Expenses

          During  the  term of this Agreement,
     Company   will  reimburse  Employee   for
     Employee's    reasonable    out-of-pocket
     expenses  incurred  in  connection   with
     Company's   business,  including   travel
     expenses,  food, and lodging  while  away
     from  home,  subject to such policies  as
     Company  may from time to time reasonably
     establish  for  its  employees.   Company
     shall pay Employee a car allowance of $1,000 per month during the term of this Agreement.

     3.6  Life Insurance

          During   the   term  of   Employee's
     employment, the Company will  pay  for  a
     Term Life Insurance Policy, in the dollar
     amount  equal  to  Employee's  then  Base
     Salary in the form designated by Employee
     and  approved by the Company's  Board  of
     Directors, covering the life of  Employee
     and   with  proceeds  payable   to   such
     beneficiaries  as  Employee   designates.
     The  foregoing is to be in  addition  to,
     and  not in place of, any rights to which
     Employee's  estate may be entitled  under
     this Agreement on Employee's death.  Upon
     any termination of Employee's employment,
     the  aforementioned insurance policy will
     be  assigned to the Employee and Employee
     will   assume  responsibility   for   all
     premium   payments   with   respect   the
     insurance policy.

     3.7  One-Time Grant

          A  one-time grant of 40,000  options
     for   shares   upon  being  named   Chief
     Executive Officer.

     3.8  Withholding of Taxes

          The  Employee understands  that  the
     services to be rendered by Employee under
     this Agreement will cause the Employee to
     recognize   taxable  income,   which   is
     considered  under  the  Internal  Revenue
     Code of 1986, as amended, and applicable regulations thereunder as compensation income subject to the withholding of income tax (and Social Security or other employment taxes). The Employee hereby consents to the withholding of such taxes as are required by the Company.

4.   Severance Compensation

     4.1   Termination Other Than  for  Cause;
     Payment in Lieu of Notice

          In  the  event Employee's employment
     is terminated in a Termination Other Than
     for  Cause,  Employee  will  be  paid  as
     severance pay Employee's Base Salary  for
     the  period commencing on the  date  that
     Employee's  employment is terminated  and
     ending   on   the  date  this   Agreement
     terminates (but not less than  12  months
     severance  payments  regardless  of   the
     termination date of this Agreement), on the dates specified in Section 3.1 for payment of Employee's Base Salary.

     4.2  Termination for Disability

          In  the  event Employee's employment
     is   terminated  because  of   Employee's
     disability   pursuant  to  Section   2.5,
     Employee  will  be paid as severance  pay
     Employee's  Base Salary  for  the  period
     commencing  on  the date that  Employee's
     employment  is terminated and  ending  on
     the  date  which is six months thereafter
     (not  to exceed the number of months left
     in   this   Agreement  or  any  extension
     thereof),  on  the  dates  specified   in
     Section  3.1  for payment  of  Employee's
     Base Salary.

     4.3  Change in Ownership

          In  the event that there is a change
     in  ownership or control of the  Company,
     either  by  sale of all or  substantially
     all  of  the  assets of  the  Company  to
     another   entity,  or  by   a   sale   of
     controlling interest (50% or more of  the
     outstanding   capital   stock)   of   the
     Company's common stock to another entity;
     then  in the event Employee is terminated
     during  the twenty-four (24) month period
     thereafter, a severance benefit shall  be
     payable  on  a monthly basis to  Employee
     beginning  on  the notice of  termination
     date   consisting  of  twenty-four   (24)
     months  Base Salary, (or the proportional
     amount of the remaining twenty-four  (24)
     months   payments  if  such   termination
     occurs within the twenty-four (24) month time period) determined at Employee's annual base rate of pay in effect at the time such notice is given (less standard withholdings and authorized deductions).

          Notwithstanding  the  provisions  in
     Article 4.3 above, in the event that  the
     total  capitalization of the  Company  at
     the time that a change of control or sale
     occurs,   is  below  eighty-five  million
     dollars, then Employee will be restricted to twelve (12) months base salary instead of twenty-four (24) as stated above if he is terminated as provided.

     4.4  Other Termination

          In   the   event  of   a   Voluntary
     Termination,  Termination  for  Cause  or
     Death, Employee or Employee's estate will not be entitled to any severance pay.

5.   Termination Without Compensation

     Notwithstanding anything to the  contrary
contained  in  this Agreement, Employee  shall
not  be entitled to continued compensation  in
any form if Employee terminates his employment
from    the    Company,   including    without
limitation, (i) through retirement, or  death;
(ii) Company sells all or part of its business
(or otherwise merges, divides, consolidates or
reorganizes), and Employee has the opportunity
to continue employment with the buyer (or with
one of the resulting entities in the event  of
a    merger,   division,   consolidation    or
reorganization),  at or above  the  Employee's
base  compensation, provided the  other  terms
and  conditions of Employee's employment after
such   sale,   division,   consolidation    or
reorganization  are the same or  substantially
the  same  as  the  terms  and  conditions  of
Employee's  employment  with  Company   (i.e.,
Employee's   duties,   responsibilities,   and
physical location geographically shall remain the same, although the Company may be a subsidiary of a larger entity); or (iii)
Employee is terminated for "cause."

6.   Confidentiality

     Because   of  Employee's  employment   by
Company,  Employee will have access  to  trade
secrets  and  confidential  information  about
Company, its products, its customers, and  its
methods  of  doing business (the "Confidential
Information").    During   and    after    the
termination  of Employee's employment  by  the
Company,   Employee  may   not   directly   or
indirectly   disclose   or   use   any    such
Confidential   Information;   provided,   that
Employee  will  not  incur any  liability  for
disclosure   of  information  which   (a)   is
required   in   the   course   of   Employee's
employment by the Company, (b) was permitted in writing by the Board or (c) is within the public domain or comes within the public domain without any breach of this Agreement.

7.   Assignment of Inventions

     All   processes,   inventions,   patents,
copyrights,  trademarks and  other  intangible
rights  (collectively the  "Inventions")  that
may  be  conceived or developed  by  Employee,
either  along or with others, during the  term
of   Employee's  employment,  whether  or  not
conceived   or  developed  during   Employee's
working  hours, and with respect to which  the
equipment,  supplies,  facilities,  or   trade
secret  information of Company  was  used,  or
that  relate  at  the time  of  conception  or
reduction to practice of the Invention to  the
business of the Company or to Company's actual
or   demonstrably  anticipated  research   and
development,  or  that result  from  any  work
performed by Employee for Company, will be the
sole  property of Company, and Employee hereby
assigns  to  the  Company  all  of  Employee's
right,  title  and interest  in  and  to  such
Inventions.  Employee must disclose to Company
all  inventions conceived during the  term  of
employment,  whether  or  not  the   invention
constitutes  property  of  Company  under  the
terms  of  the  preceding sentence,  but  such
disclosure  will  be received  by  Company  in
confidence.    Employee   must   execute   all
documents, including patent applications and assignments, required by Company to establish
Company's rights under this Section.

8.   Miscellaneous

     8.1  Waiver

          The  waiver  of  any breach  of  any
     provision of this Agreement will not operate or be construed as a waiver of any subsequent breach of the same or other provision of this Agreement.

     8.2  Entire Agreement; Modification

          Except as otherwise provided in  the
     Agreement  and  in the Option  Agreement,
     this   Agreement  represents  the  entire
     understanding  among  the  parties   with
     respect  to  the subject matter  of  this
     Agreement,  and this Agreement supersedes
     any   and   all   prior   understandings,
     agreements,   plans,  and   negotiations,
     whether written or oral, with respect  to
     the   subject  matter  hereof,  including
     without  limitation, any  understandings,
     agreements, or obligations respecting any
     past  or  future  compensation,  bonuses,
     reimbursements,  or  other  payments   to
     Employee from Company.  All modifications
     to  the Agreement must be in writing  and
     signed   by   the  party   against   whom
     enforcement   of  such  modification   is
     sought.

     8.3  Notice

          All notices and other communications
     under  this Agreement must be in  writing
     and  must  be given by personal delivery,
     telecopier  or telegram, or  first  class
     mail, certified or registered with return
     receipt requested, and will be deemed  to
     have  been  duly  given upon  receipt  if
     personally delivered, one (1)  day  after
     mailing, if mailed, or twelve (12)  hours
     after   transmission,  if  delivered   by
     facsimile or electronic transmission, to the respective persons named below:

          If to Company:  Gottschalks Inc.
                          7  River Park  Place East
                          Fresno, Ca.  93720
                          Attn: Chairman of the
                          Board

          If to Employee: James Famalette
                          10198 N. Spanish Bay Dr.
                          Fresno, Ca.  93720

     8.4  Headings

          The   Section   headings   of   this
     Agreement are intended for reference  and
     may   not  by  themselves  determine  the
     construction  or interpretation  of  this
     Agreement.

     8.5  Governing Law

          Except as this Agreement relates  to
     indemnity  of  Employee in Article  8.10,
     this  Agreement is to be governed by  and
     construed in accordance with the laws  of
     the  State  of  California applicable  to
     contracts entered into and wholly  to  be
     performed  within the State of California
     by California residents.  Any controversy
     or  claim  arising out of or relating  to
     this   Agreement,  or  breach   of   this
     Agreement  (except  any  controversy   or
     claim with respect to Section 5 or 6), is
     to  be  settled by arbitration in Fresno,
     California   in   accordance   with   the
     Commercial  Arbitration  Rules   of   the
     American  Arbitration  Association,   and
     judgment  on  the award rendered  by  the
     arbitrators may be entered in  any  court
     having jurisdiction.  There must be three
     arbitrators, one to be chosen directly by
     each   party  at  will,  and  the   third
     arbitrator  to  be selected  by  the  two
     arbitrators so chosen.  Each  party  will
     pay  the fees of the arbitrator he or she
     selects and his or her own attorneys, and
     the  expenses of his or her witnesses and
     all   other   expenses   connected   with
     presenting his or her case.  Other  costs
     of the arbitration, including the cost of
     any   record   or  transcripts   of   the
     arbitration, administrative fees, the fee
     of  the  third arbitrator, and all  other
     fees and costs, will be borne equally  by
     the parties.  Notwithstanding anything in
     this  Agreement to the contrary,  if  any
     controversy  or claim arises between  the
     parties  under Section 5  or  6  of  this
     Agreement,  the  Company  will   not   be
     required to arbitrate that controversy or
     claim but the Company will have the right
     to  institute judicial proceedings in any
     court  of  competent  jurisdiction   with
     respect to such controversy or claim. If such judicial proceedings are instituted, the parties agree that such proceedings will not be stayed or delayed pending the outcome of any arbitration proceeding under this Agreement.

     8.6  Survival of Company's Obligations

          This  Agreement will be binding  on,
     and   inure  to  the  benefit   of,   the
     executors,     administrators,     heirs,
     successors,  and assigns of the  parties;
     provided,   however,   that   except   as
     expressly provided in this Agreement, this Agreement may not be assigned either by company or by Employee.

     8.7  Counterparts

          This  Agreement may be  executed  in
     one or more counterparts, all of which taken together will constitute one and the same Agreement.

     8.8  Withholdings

          All  sums payable to Employee  under
     this  Agreement  will be reduced  by  all
     federal,   state,   local,   and    other
     withholdings   and  similar   taxes   and
     payments required by applicable law.

     8.9  Enforcement

          If  any portion of this Agreement is
     determined     to    be    invalid     or
     unenforceable,  that  portion   of   this
     Agreement will be adjusted, rather than voided, to achieve the intent of the parties under this Agreement.

     8.10 Indemnification

          Subject to the laws of the State  of
     Delaware, and the Company's Articles  and
     Bylaws  covering indemnity,  the  Company
     agrees  that it will indemnify  and  hold
     the  Employee  harmless  to  the  fullest
     extent  permitted by applicable law  from
     and  against any loss, cost,  expense  or
     liability resulting from or by reason  of
     the  fact  of  the Employee's  employment
     hereunder,   whether   as   an   officer,
     employee, agent, fiduciary, director or other official of the Company.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


GOTTSCHALKS INC.



By:  /s/ Joe Levy
     Joe Levy


EMPLOYEE



By:  /s/ James Famalette
     James Famalette



WITNESS:


     /s/ Warren Williams
        Warren Williams